Exhibit 99.1

Local Insight Regatta Holdings, Inc.

Reports Second Quarter 2010 Results

DENVER, COLORADO – August 17, 2010 – Local Insight Regatta Holdings, Inc. (“LIRH” or the “Company”) today announced consolidated results for the three and six months ended June 30, 2010.

“We generated stronger EBITDA in the second quarter than the first quarter of 2010, primarily the result of cost reductions we initiated early in the year,” said Scott Pomeroy, president and CEO, LIRH. “In the majority of our markets, however, we continue to experience bad debt pressure and economic weakness, which dampened second quarter ad sales.

“We continue to be pleased with the early performance of Berry Leads™, which has generated digital growth and overall net growth in the approximately 35,000 accounts closed to date. As a result, we are investing in Berry Leads as planned, which is expected to benefit ad sales performance in future periods.”

Financial Summary

LIRH reports financial results prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition, LIRH presents certain non-GAAP measures. These non-GAAP measures are described and are reconciled to the corresponding GAAP measures in the accompanying financial schedules. LIRH does not intend for the non-GAAP information to be considered in isolation from or as a substitute for GAAP measures.

The condensed consolidated financial statements include the results for LIRH and The Berry Company LLC (“The Berry Company”) for the three and six months ended June 30, 2010 and the results for LIRH, The Berry Company and Local Insight Yellow Pages, Inc. (“LIYP”) for the three and six months ended June 30, 2009. On June 30, 2009, LIYP merged with and into The Berry Company. For more information, please see LIRH’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

For the quarter ended June 30, 2010, LIRH reported $131.6 million in revenue, compared to $145.0 million for the second quarter of 2009. For the six months ended June 30, 2010, LIRH reported $266.1 million in revenue, compared to $290.1 million for the same period in 2009.

LIRH reported a net loss of $2.1 million for the second quarter of both 2009 and 2010. For the six months ended June 30, 2010, LIRH reported a net loss of $9.2 million, compared to a net loss of $11.3 million for the same period in 2009.

EBITDA-as adjusted was $20.1 million for the second quarter of 2010, resulting in an EBITDA-as adjusted margin (EBITDA-as adjusted, divided by revenue-as adjusted of $131.6 million) of 15.3 percent. This compares to EBITDA-as adjusted of $25.7 million and EBITDA-as adjusted margin (EBITDA-as adjusted, divided by revenue-as adjusted of $148.5 million) of 17.3 percent for the second quarter of 2009. For the six months ended June 30, 2010, EBITDA-as adjusted was $37.8 million, resulting in an EBITDA-as adjusted margin of 14.2 percent, based on year-to-date revenue-as adjusted of $266.1 million. This compares to EBITDA-as adjusted for the six months ended June 30, 2009 of $47.1 million and EBITDA-as adjusted margin of 15.8 percent (EBITDA-as adjusted, divided by revenue-as adjusted of $298.5 million).

LIRH defines “EBITDA-as adjusted” as EBITDA (net income (loss) before interest, income taxes, depreciation and amortization) excluding purchase accounting adjustments, other non-cash items and certain non-recurring costs permitted in calculating covenant compliance under our indenture and credit facilities, subject to certain limitations. LIRH defines “revenue-as adjusted” as revenue before purchase accounting and certain other adjustments.

Unlevered free cash flow, defined as EBITDA-as adjusted less non-cash and non-recurring items and less property and equipment, net additions, was $17.2 million and $22.6 million for the three months ended June 30, 2010 and 2009, respectively. For the six months ended June 30, 2010 and 2009, unlevered free cash flow was $28.3 million and $38.8 million, respectively. A significant portion of the capital expenditures in both years related to investments in the Company’s new technology platform.

At June 30, 2010, LIRH had total debt (in millions) of:

Bank Credit Facilities	$310.9
Bank Revolver	16.0
Notes Outstanding	210.5

$537.4

As noted in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, the continued effects of the economic downturn, LIRH’s declining revenue and its continued expenditures in connection with the rollout of Berry Leads have increased pressure on LIRH’s ability to maintain compliance with its financial covenants. This pressure has further increased because the financial covenants contained in the Company’s credit facilities will become more stringent for the period July 1, 2010 through June 30, 2011. As a result of these factors, it is likely the Company will breach the covenants under its credit facilities at September 30, 2010 and at December 31, 2010. The Company is evaluating various alternatives to address these covenant issues.

Operating Results

The majority of LIRH markets continue to experience economic pressure, which dampened second quarter ad sales. Economic trends in the Company’s small and mid-tier markets tend to lag macro-economic trends. As a result, LIRH continues to see a significant number of credit-challenged businesses that are either appreciably delinquent or unable to pay for their advertising. Same store ad sales, as adjusted to reflect the actual flow-through of LIRH’s Pay4Performance results, declined by 10.4 percent during the second quarter of 2010 compared to the same period in 2009. For the first half of 2010, same store ad sales, as adjusted to reflect the actual flow-through of LIRH’s Pay4Performance results, declined by 9.7 percent, compared to the first half of 20091. Bad debt trends also continued to experience pressure. Bad debt expense as a percent of revenue was 7.5 percent in the second quarter and 6.3 percent for the first half of 2010.

Partially offsetting these declines were cost reductions initiated early in the year and which are now flowing through to EBITDA. U.S job reductions and the transition of operations positions to LIRH’s affiliate in the Dominican Republic have resulted in lower production and employee costs. The Company expects these savings to accelerate modestly in future quarters.

During the second quarter, LIRH continued the introduction of Berry Leads, the new business model designed to ensure its small and medium-sized business advertisers generate business leads via multiple platforms. The approximately 35,000 advertiser accounts closed to date under this model have generated digital growth, net overall ad sales growth and improvements in customer satisfaction and loyalty, as measured by net promoter scores.

Based on these positive early results, the Company will continue its planned investment in Berry Leads. So far, operating expenses of more than $3 million have been incurred in connection with Berry Leads, which includes costs for training and additional sales resources.

Second Quarter Conference Call

A conference call will be held on September 10, 2010 at 11 a.m. Eastern Time. The domestic dial-in number is 800.954.1052. International callers may dial 212.231.2902. Please plan to call in 10 minutes early to facilitate an on-time start.

Please note: All statements made by LIRH officers or directors on this call are the property of LIRH and subject to copyright protection. Recording of the call is prohibited without the express written consent of LIRH.

[1]	Unadjusted same store ad sales declined by 13.5 percent and 11.3 percent, respectively, during the three months and six months ended June 30, 2010.

About Local Insight Regatta Holdings, Inc.

Local Insight Regatta Holdings, Inc., through its subsidiary The Berry Company LLC, is a leading provider of local search solutions, generating leads for its advertising clients and enabling consumers to efficiently find the products and services they need. The Berry Company serves approximately 240,000 advertising clients in 42 states, publishing approximately 850 print Yellow Pages directories on behalf of approximately 120 telco and other customers. As an authorized reseller of YP.com™ in all of its markets, The Berry Company provides its clients with online listings and video advertising through this leading national Internet Yellow Pages site. The Company also provides small and medium-sized businesses with website development and search engine marketing services, and is a Google™ AdWords Authorized Reseller.

For more information, please see www.localinsightregattaholdings.com. Local Insight Regatta Holdings is an indirect, wholly-owned subsidiary of Local Insight Media Holdings, Inc.

Local Insight Media Holdings, Inc. is a portfolio company of Welsh, Carson, Anderson & Stowe, or WCAS. Since its founding in 1979, WCAS has organized 15 limited partnerships with total capital of over $20 billion. Since its inception, WCAS has invested in more than 150 companies in its target industries and has funded over 650 follow-on acquisitions.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “assumption” or the negative of these terms or other comparable terminology. Regardless of any identifying phrases, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

The following important factors, among others, could cause such a difference: (i) the likelihood that we will breach the covenants under our credit facilities at September 30, 2010 and at December 31, 2010; (ii) expected declines in our revenue; (iii) our failure to implement our new business model successfully or on schedule; (iv) the risk that the market for the provision of website development, search engine marketing and internet-based video advertising will fail to develop; (v) the loss of any of our key customer agreements or our inability to enforce or fully realize our rights under those agreements; (vi) impairment of our rights, or a decrease or cessation of payments to us, under existing agreements if bankruptcy proceedings were brought by or against the parties to such agreements or certain third parties and any of those agreements are rejected or payments to us are challenged as part of those proceedings; (vii) the declining usage of printed Yellow Pages directories or a decrease in the number of businesses that advertise with us; (viii) the effects of the economic recession, which is causing us to experience declining revenue and to incur increased bad debt expense, and of war, terrorism or other catastrophic events; (ix) increased competition from incumbent and independent Yellow Pages directory publishers, Internet-based advertisers and search engines, and other providers of website development and search engine marketing services as well as other types of media; (x) rapid technological developments and changing preferences in the Yellow Pages publishing and advertising industries; (xi) the effect of competition in local telephone service on the incumbent local exchange carriers’, or LECs’, current leading positions in the markets we serve; (xii) the impact of union organizing activity; (xiii) the use by small and medium-sized businesses of self-service platforms to meet their online advertising needs; (xiv) disruptions to our operations caused by our conversion to a new process management, billing and collection and production platform and integrating our information technology systems and processes; (xv) our dependence on and ability to maintain satisfactory relationships with third party providers of important products, services and technologies; (xvi) the effect of extending credit to small and medium-sized businesses; (xvii) our inability to purchase media from Google and other third parties on commercially reasonable terms; (xviii) the failure of our Pay4Performance advertising solution to deliver anticipated advertising revenue; (xix) a decline in the performance of third party certified marketing representatives, which coordinate sales of advertising to national accounts or a decision by these representatives to reduce or end their business with us; (xx) our inability to realize anticipated savings from our on-going cost optimization efforts and failure of the parties to which we outsource certain functions to perform such functions at expected quality levels.; (xxi) failures in the computer and communication systems we rely on; (xxii) the loss or impairment of our intellectual property rights; (xxiii) the impact of litigation; (xxiv) changes in, or the failure to comply with, government regulations, including “opt-out” and “opt-in” legislative initiatives, franchising laws, accounting standards, zoning laws, environmental laws and taxation requirements; (xxv) future changes in directory publishing obligations, and additional regulation regarding use of the Internet, data and data security; (xxvi) the loss of key personnel or turnover among our sales representatives; (xxvii) fluctuations in the price or availability of paper; (xxviii) national or local economic or business conditions that affect advertising expenditures by businesses and individuals or consumer trends in the usage of our products; (xxix) risks related to our substantial indebtedness, the substantial indebtedness of our affiliates and our senior subordinated notes; ; and (xxx) continued or increased disruption in the credit and equity markets.

These and other risks and uncertainties are described in detail in our Annual Report on Form 10-K for the year ended December 31, 2009, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and our other periodic filings with the SEC, which are available on the SEC’s internet site (http://www.sec.gov). Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release, and LIRH undertakes no obligation to publicly revise or update such forward-looking statements to reflect events or circumstances that occur after the date of this press release or to reflect the occurrence of any unanticipated event.

Investor Contact:	Media Contact:

Brooke Martellaro	Pat Nichols
303.867.1667	303.867.1651
brooke.martellaro@localinsightmedia.com	pat.nichols@localinsightmedia.com

# # #

LOCAL INSIGHT REGATTA HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(In thousands)

	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009
Revenue	$131,570	$144,993	$266,142	$290,061
Operating expenses:
Cost of revenue	24,823	22,021	50,560	51,061
Publishing rights	60,216	71,081	123,146	142,903
Selling, general and administrative expenses	27,314	28,470	58,687	60,107
Depreciation and amortization	10,476	12,654	20,469	25,302

Total operating expenses	122,829	134,226	252,862	279,373

Operating income	8,741	10,767	13,280	10,688
Other expenses	13,040	13,531	26,338	27,877
Income tax benefit	(2,229)	(635)	(3,901)	(5,920)

Net loss	$(2,070)	$(2,129)	$(9,157)	$(11,269)

LOCAL INSIGHT REGATTA HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(In thousands)

	June 30, 2010	December 31, 2009
Current assets	$113,738	$114,342
Property and equipment, net	26,522	25,550
Assets held for sale	691	691
Intangible assets, net	361,445	377,535
Goodwill	279,090	279,090
Deferred financing costs and other assets, net	14,784	15,780

Total Assets	$796,270	$812,988

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$27,300	$22,300
Accounts payable, accrued liabilities and other	74,172	62,720
Due to affiliates	—	964

Total current liabilities	101,472	85,984

Long-term debt, net of current portion	484,791	494,064
Deferred income taxes and other long-term liabilities	83,349	87,208

Total Liabilities	669,612	667,256

Stockholders’ equity	126,658	145,732

Total Liabilities and Stockholders’ Equity	$796,270	$812,988

LOCAL INSIGHT REGATTA HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

(In thousands)

	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009
Operating Activities
Net loss	$(9,157)	$(11,269)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	20,469	30,866
Deferred income taxes	(3,901)	(5,920)
Provision for doubtful accounts	16,693	9,438
Other	3,106	3,173
Changes in operating assets and liabilities	(3,938)	(25,945)

Net cash provided by operating activities	23,272	343

Investing Activities
Proceeds on sale of property and equipment	—	815
Acquisition of property and equipment	(6,295)	(8,178)

Net cash used in investing activities	(6,295)	(7,363)

Financing Activities
Proceeds from revolving credit facility	11,000	—
Repayments on revolving credit facility	(6,000)	(1,000)
Repayments on term loan	(11,300)	(11,137)
Dividends	(10,000)	—

Net cash used in financing activities	(16,300)	(12,137)

Net increase (decrease) in cash and cash equivalents	677	(19,157)
Cash and cash equivalents, beginning of period	6,439	19,421

Cash and cash equivalents, end of period	$7,116	$264

LOCAL INSIGHT REGATTA HOLDINGS, INC.

RECONCILIATION OF NON-GAAP ITEMS

(in thousands)

EBITDA and EBITDA-as adjusted

LIRH presents calculations of EBITDA (defined as net income (loss) before interest, income taxes, depreciation and amortization) and EBITDA-as adjusted (defined as EBITDA excluding adjustments for purchase accounting, other non-cash items and certain non-recurring costs permitted in calculating covenant compliance under our indenture and credit facilities, subject to certain limitations). Management uses these measures as an indicator of our operating performance and because certain covenants in LIRH’s senior secured credit facilities contain ratios based on these measures on a rolling four quarter basis. In addition, LIRH believes that the presentation of EBITDA, EBITDA-as adjusted and EBITDA-as adjusted margin are helpful in highlighting operational trends because these measures exclude certain non-cash charges and other non-operating items that are not representative of LIRH’s ongoing business operations.

Unlevered Free Cash Flow

LIRH presents calculations of unlevered free cash flow (defined as EBITDA-as adjusted, less non-cash and non-recurring items and less property and equipment, net additions). Management uses the unlevered free cash flow measure as an estimate of excess cash generated by operations before debt servicing costs.

Revenue-as adjusted

LIRH presents calculations of revenue-as adjusted (defined as revenue plus pro forma adjustments for non-cash items) for purposes of deriving EBITDA-as adjusted margin.

EBITDA, EBITDA-as adjusted, EBITDA-as adjusted margin, unlevered free cash flow and revenue-as adjusted are not indicators of financial performance under GAAP or a measure of liquidity and may not be comparable to similarly captioned information reported by other companies. In addition, they should not be considered as alternatives to, or more meaningful than, loss before income taxes, cash flows from operating activities or other traditional indicators of operating performance. EBITDA, EBITDA-as adjusted, unlevered free cash flow and revenue-as adjusted are reconciled to net loss as follows (in thousands):

LOCAL INSIGHT REGATTA HOLDINGS, INC.

RECONCILIATION OF NON-GAAP ITEMS

UNAUDITED

(In thousands)

	Three-Months Ended June 30, 2010	Three-Months Ended June 30, 2009	Six-Months Ended June 30, 2010	Six-Months Ended June 30, 2009
EBITDA-as adjusted
Net income (loss)	$(2,070)	$(2,129)	$(9,157)	$(11,269)
Income tax benefit	(2,229)	(635)	(3,901)	(5,920)
Interest, net	13,040	13,531	26,338	27,877
Depreciation and amortization	10,476	12,654	20,469	25,302
Purchase accounting:
Favorable sales contracts	—	—	—	2,763
Deferred directory costs margin	—	850	—	2,805
Deferred revenue written off in purchase accounting	—	550	—	1,620

EBITDA	19,217	24,821	33,749	43,178

Non-cash:
Share-based compensation	45	74	83	300
Non-recurring charges	858	845	3,922	3,619

EBITDA-as adjusted	$20,120	$25,740	$37,754	$47,097

Unlevered Free Cash Flow
EBITDA - as adjusted	$20,120	$25,740	$37,754	$47,097
Non-cash:
Share-based compensation	45	74	83	300
Non-recurring charges	858	845	3,922	3,619
Property and equipment, net additions	2,025	2,234	5,470	4,386

Unlevered Free Cash Flow	$17,192	$22,587	$28,279	$38,792

Revenue-as adjusted
Revenue	$131,570	$144,993	$266,142	$290,061
Purchase accounting and other adjustments	—	3,481	—	8,480

Revenue - as adjusted	$131,570	$148,474	$266,142	$298,541

EBITDA-as adjusted margin
EBITDA-as adjusted	$20,120	$25,740	$37,754	$47,097
Revenue - as adjusted	$131,570	$148,474	$266,142	$298,541
EBITDA-as adjusted margin	15.3%	17.3%	14.2%	15.8%